Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	William C. McCartney
Chief Financial Officer

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS FIRST QUARTER RESULTS FOR 2012

North Andover, MA….May 1, 2012.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the first quarter ended April 1, 2012.  Net income per diluted share (EPS) for the first quarter of 2012 was $0.42.  Adjusting for special items, first quarter 2012 adjusted EPS was $0.43, compared to first quarter 2011 adjusted EPS of $0.43.  A summary of first quarter financial results is as follows:

	First Quarter Earnings Summary
(In millions, except per share			%
information)	2012	2011	Change
Sales	$364.2	329.9	10%
Net income	$15.7	11.1	41%
Diluted earnings per share	$0.42	0.29	45%
Special items	$0.01	0.14
Adjusted earnings per share	$0.43	0.43%

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted.  Reconciliations to generally accepted accounting principles (GAAP) and non-GAAP reconciliations are provided in the attached financial tables.

First Quarter Highlights:

•                  First quarter 2012 sales increased 10% from the first quarter of 2011, approximately 11% from acquisitions and approximately 1% from organic growth, offset by weaker foreign currency quarter over quarter.

•                  Adjusted 2012 first quarter EPS of $0.43 in line with adjusted earnings for the first quarter of 2011.  Excluding the results of acquisitions, adjusted earnings decreased by $0.05, or 12%, as compared to the first quarter of last year.

•                  Adjusted operating margins decreased by 1.3 percentage points to 7.9% for the first quarter of 2012 as compared to the first quarter of 2011; operating margins on a GAAP basis increased 0.5 percentage points to 7.4% in the first quarter of 2012, as compared to the first quarter of 2011.

The first quarter 2012 sales increase was due to contributions from acquisitions of 11%, and from organic sales growth of 1%, offset by unfavorable foreign exchange movements, primarily associated with the weakening of the euro against the U.S. dollar.  Operating income for the first quarter of 2012 was $26.9 million, which yielded operating margins of 7.4%, compared to operating income in the first quarter of 2011 of $22.9 million, which yielded operating margins of 6.9%.  On an adjusted basis, operating income in the first quarter of 2012 was $28.7 million compared to $30.3 million in the first quarter of 2011, a 5% decrease.  On an adjusted basis, operating margins decreased 1.3 percentage points to 7.9% in the first quarter of 2012, compared to 9.2% on an adjusted basis for the first quarter of 2011.

North American sales increased $7.9 million to $210.0 million in the first quarter of 2012, compared to $202.1 million for the first quarter of 2011.  This increase was due to acquired sales of $4.5 million and an organic sales increase of $3.7 million, offset partially by unfavorable foreign exchange movements of $0.3 million associated with the weakening of the Canadian dollar against the U.S. dollar.  Sales into the North American wholesale market increased organically by 1% during the first quarter as compared to the same period in 2011, primarily from increased sales in our residential and commercial product lines and our drains product lines.  Organic sales into the North American DIY home improvement market increased 4.9% for the first quarter of 2012 as compared to the first quarter of 2011 primarily from increased sales of residential and commercial products and water quality products.

European sales increased $25.2 million to $149.2 million for the first quarter of 2012, compared to $124.0 million for the first quarter of 2011.  This increase was primarily due to sales from acquired companies of $31.3 million, offset partially by unfavorable foreign exchange movements associated with the weakening of the euro versus the U.S. dollar of $5.0 million and an organic sales decrease of $1.1 million.  Organic sales in the European wholesale market were flat in the quarter and OEM sales decreased by 1.2% compared to the first quarter of 2011.  European segment sales represented approximately 41% and 38% of total Company sales in the first quarters of 2012 and 2011, respectively.

David J. Coghlan, Chief Executive Officer, commented, “Compared to the first quarter of 2011, our adjusted operating income decreased by 5% in the first quarter of 2012 as compared to the first quarter of 2011.  In North America, gross margins were impacted by increases in non-commodity product costs and we also experienced manufacturing inefficiencies including preproduction costs and outsourcing costs, resulting from the continuing conversion of certain manufacturing plants over to lead-free production.  In addition, general and administrative costs increased as we experienced higher product liability costs in North America and increased professional fees in Europe related to our imminent German ERP implementation.  Some of these cost increases, we believe, are transitory, but as we noted in our preliminary earnings announcement, we have nonetheless identified several cost recovery actions and will begin taking steps to execute on those programs immediately.”

Mr. Coghlan concluded, “We had free cash outflow of $1.4 million in 2012, as compared to free cash outflow of $5.7 million in 2011.  The first quarter is typically a seasonally slow cash flow period for us and we expect continued improvement in cash flows as the year progresses.  At April 1, 2012, our net debt to capitalization ratio was 14.7%, as compared to 13.9% at December 31, 2011, the increase driven by cash used to fund the previously announced acquisition of tekmar Control Systems.  As of quarter end, we had approximately $231 million of cash on hand and approximately $256 million in available credit under our credit agreement.”

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, adjusted earnings per share excluding Socla, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, impairment charges, CEO separation costs, significant legal and customs settlements, due diligence costs, acquisition accounting costs, tax adjustments, and other costs and related tax benefits. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss first quarter results for 2012 on Wednesday, May 2, 2012, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until May 2, 2013.

The Company’s 2012 Annual Meeting of Stockholders will be held at 9:00 a.m. on Wednesday, May 16, 2012 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release may include statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect Watts Water Technologies’ current views about future results of operations and other forward-looking information.  In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should” and “would” or similar words. You should not rely on forward-looking statements because Watts’ actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the following: the effectiveness of our operational excellence initiatives and cost recovery actions, the current economic and financial condition, which can affect levels of housing starts and remodeling, affecting the markets where the Company’s products are sold, manufactured, or marketed; shortages in and pricing of raw materials and supplies; loss of market share through competition; introduction of competing products by other companies; pressure on prices from competitors, suppliers, and/or customers; changes in variable interest rates on Company borrowings; identification and disclosure of material weaknesses in our internal control over financial reporting; failure to expand our markets through acquisitions; failure or delay in developing new products; lack of acceptance of new products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products; environmental compliance costs; product liability risks; the results and timing of the Company’s manufacturing restructuring plan; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission.  Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	April 1,	April 3,
	2012	2011
STATEMENTS OF INCOME

Net sales	$364.2	$329.9

Net income	$15.7	$11.1

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	37.0	37.7

Net income	$0.42	$0.29

Cash dividends per share	$0.11	$0.11

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	April 1,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$230.8	$250.6
Short-term investment securities	4.1	4.1
Trade accounts receivable, less allowance for doubtful accounts of $8.8 million at April 1, 2012 and $9.1 million at December 31, 2011	225.4	207.1
Inventories, net:
Raw materials	107.3	107.7
Work in process	28.6	28.7
Finished goods	158.5	147.8
Total Inventories	294.4	284.2
Prepaid expenses and other assets	42.7	26.6
Deferred income taxes	24.3	28.3
Assets held for sale	4.4	4.6
Total Current Assets	826.1	805.5

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	504.5	494.8
Accumulated depreciation	(277.0)	(268.1)
Property, plant and equipment, net	227.5	226.7

OTHER ASSETS:
Goodwill	512.4	490.4
Intangible assets, net	162.1	154.6
Deferred income taxes	10.5	10.2
Other, net	10.4	10.1
TOTAL ASSETS	$1,749.0	$1,697.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$132.7	$126.5
Accrued expenses and other liabilities	121.5	109.2
Accrued compensation and benefits	39.3	45.9
Current portion of long-term debt	2.1	2.0
Total Current Liabilities	295.6	283.6

LONG-TERM DEBT, NET OF CURRENT PORTION	393.5	397.4
DEFERRED INCOME TAXES	61.5	58.2
OTHER NONCURRENT LIABILITIES	42.5	38.5

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 29,768,126 shares at April 1, 2012 and 29,471,414 shares at December 31, 2011	3.0	2.9
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,953,680 shares at April 1, 2012 and at December 31, 2011	0.7	0.7
Additional paid-in capital	430.5	420.1
Retained earnings	524.0	515.1
Accumulated other comprehensive loss	(2.3)	(19.0)
Total Stockholders’ Equity	955.9	919.8
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,749.0	$1,697.5

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	April 1,	April 3,
	2012	2011

Net sales	$364.2	$329.9
Cost of goods sold	234.6	208.9
GROSS PROFIT	129.6	121.0
Selling, general & administrative expenses	101.0	97.0
Restructuring and other charges	1.7	1.1

OPERATING INCOME	26.9	22.9

Other (income) expense:
Interest income	(0.2)	(0.3)
Interest expense	6.2	5.9
Other, net	(0.9)	0.1
Total other expense	5.1	5.7

INCOME BEFORE INCOME TAXES	21.8	17.2

Provision for income taxes	6.1	6.1

NET INCOME	$15.7	$11.1

Net income per share:
Basic	$0.42	$0.30
Diluted	$0.42	0.29

Weighted average number of shares:
Basic	$36.9	37.5
Diluted	$37.0	37.7

Dividends per share	$0.11	$0.11

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	April 1,	April 3,
	2012	2011
OPERATING ACTIVITIES
Net income	$15.7	$11.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8.4	7.3
Amortization of intangibles	4.2	4.0
Stock-based compensation	1.1	4.3
Deferred income tax benefit	2.9	(0.3)
Other	0.4	0.2
Changes in operating assets and liabilities, net of effects from business acquisitions and divestures:
Accounts receivable	(14.3)	(11.8)
Inventories	(5.2)	(11.0)
Prepaid expenses and other assets	(15.6)	(3.8)
Accounts payable, accrued expenses and other liabilities	5.6	0.9

Net cash provided by operating activities	3.2	0.9

INVESTING ACTIVITIES
Additions to property, plant and equipment	(4.9)	(6.6)
Proceeds from the sale of property, plant and equipment	0.3	—
Business acquisitions, net of cash acquired	(17.6)	(0.5)

Net cash used in investing activities	(22.2)	(7.1)

FINANCING ACTIVITIES
Proceeds from long-term debt	—	92.1
Payments of long-term debt	(4.4)	(0.2)
Payments of capital leases and other	(0.2)	(0.3)
Proceeds from share transactions under employee stock plans	6.0	2.6
Tax benefit of stock awards exercised	0.4	0.4
Dividends	(4.2)	(4.1)

Net cash provided by (used in) financing activities	(2.4)	90.5

Effect of exchange rate changes on cash and cash equivalents	1.6	5.2

Net cash used in operating activities of discontinued operations	—	(0.2)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(19.8)	89.3

Cash and cash equivalents at beginning of year	250.6	329.2

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$230.8	$418.5

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	First Quarter Ended
	April 1,	April 3,
	2012	2011

North America	$210.0	$202.1
Europe	149.2	124.0
Asia	5.0	3.8
Total	$364.2	$329.9

Operating Income (Loss)

	First Quarter Ended
	April 1,	April 3,
	2012	2011

North America	$20.2	$26.7
Europe	12.8	9.7
Asia	1.4	0.8
Corporate	(7.5)	(14.3)
Total	$26.9	$22.9

Intersegment Sales

	First Quarter Ended
	April 1,	April 3,
	2012	2011

North America	$1.4	$0.9
Europe	2.6	1.9
Asia	31.1	30.7
Total	$35.1	$33.5

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP EXCLUDING THE EFFECT OF ADJUSTMENTS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	April 1,	April 3,
	2012	2011

Net sales	$364.2	$329.9

Operating income - as reported	$26.9	$22.9
Operating margin %	7.4%	6.9%

Adjustments:
Restructuring and other charges	1.7	1.1
Acquisition accounting	0.4	—
Due diligence costs and other	—	1.1
CEO separation costs	—	6.3
Legal and customs settlements	(0.3)	(1.1)
	1.8	7.4

Operating income - as adjusted	$28.7	$30.3
Adjusted operating margin %	7.9%	9.2%

Net income - as reported	$15.7	$11.1

Adjustments - tax affected:
Restructuring and other charges	1.0	0.7
Acquisition accounting	0.3	—
Due diligence costs	—	1.1
CEO separation costs	—	3.9
Legal and customs settlements	(0.9)	(0.7)
	0.4	5.0

Net income - as adjusted	$16.1	$16.1

Earnings per share - diluted
Diluted earnings per share - as reported	$0.42	$0.29
Adjustments	0.01	0.14
Diluted earnings per share - as adjusted	$0.43	$0.43

TABLE 2

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Year Ended
	April 1,	April 3,
	2012	2011

Net cash provided by operations - as reported	$3.2	$0.9
Less: additions to property, plant, and equipment	(4.9)	(6.6)
Plus: proceeds from the sale of property, plant, and equipment	0.3	—

Free cash flow	$(1.4)	$(5.7)

Net income - as reported	$15.7	$11.1

Cash conversion rate of free cash outflow to net income	-8.9%	-51.4%

TABLE 3

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	April 1,	December 31,
	2012	2011

Current portion of long-term debt	$2.1	$2.0
Plus: Long-term debt, net of current portion	393.5	397.4
Less: Cash and cash equivalents	(230.8)	(250.6)

Net debt	$164.8	$148.8

Net debt	$164.8	$148.8
Plus: Total stockholders’ equity	955.9	919.8

Capitalization	$1,120.7	$1,068.6

Net debt to capitalization ratio	14.7%	13.9%